Exhibit 4.16

22/39203

Books of Council and Session

Extract Registered 28 Oct 2022

MINUTE OF VARIATION

CUSTODIAN REIT PLC

NUCANA PLC

BRODIES LLP

DX ED 10 EDINBURGH

Registers of Scotland

22/39203

AT EDINBURGH the Twenty Eighth day of October Two thousand and twenty two the Deed hereinafter reproduced was presented for registration in the Books of the Lords of Council and Session for preservation and execution and is registered in the said Books as follows:-

FOR THE PURPOSES OF THE LEGAL WRITINGS (COUNTERPARTS AND DELIVERY) (SCOTLAND) ACT 2015, THIS DOCUMENT IS DELIVERED ON 27 October 2022

MINUTE OF VARIATION

between

CUSTODIAN REIT PLC

and

NUCANA PLC

EXECUTION 2 EXTRACTS

Lease of Suite 2 (East), 2nd Floor, Lochside House, 3 Lochside Way, Edinburgh Park

PAGES:10 + 1a__________

EXT: 28 OCT 2022________

FAS:0468

Bradlee LLP

Capital Square

58 Morrison Street

Edinburgh EH3 BBP

T: 0131 228 3777

F: 0131 228 3878

DX ED 10

Edinburgh

FAS 0468

Ref: CFU/EKWICUS0011.00019

2022

Registers of Scotland

For the purposes of the Legal Writings (Counterparts and Delivery) (Scotland) Act 2015, this document is delivered on 27 October 2022

MINUTE OF VARIATION

between

CUSTODIAN REIT PLC, a company incorporated under the Companies Acts (company number 08863271) and having its registered office address at 1 New Walk Place, Leicester, United Kingdom, LEI 6RU

and

NUCANA PLC, a company incorporated under the Companies Acts (company number 03308778) and having its registered office at 77-78 Cannon Street, London, England, EC4N 6AF

1 Definitions/interpretation

1.1 definitions

In this Minute of Variation:

1.1.1 "Effective Date" means 14 August 2022 (notwithstanding the date of delivery of this Minute of Variation);

1.1.2 "Landlords" means the said Custodian Reit plc and, in substitution therefor, any person succeeding to their interest under the Lease;

1.1.3 "Parties" means the Landlords and the Tenants and "Party" refers to either of them as the context requires;

1.1.4 "Lease" means the lease between Drum Income Plus Limited and Nucana Plc dated 7 and 21 September and registered in the Books of Council and Session on 28 September, all 2017 as amended and or varied from time to time;

1.1.5 "Premises" means the subjects known as Suite 2 (East), 2nd Floor, Lochside House, 3 Lochside Way, Edinburgh Park as more particularly described in the Lease;

1.1.6 “Tenants" means the said Nucana plc and, in substitution therefor, any person succeeding to their interest under the Lease; and

1.1.7 "Varied Lease" means the Lease as varied by this Minute of Variation.

Registers of Scotland

2

1.2 Lease Definitions

Capitalised terns in this Minute if Variation will, unless otherwise defined in Clause 1.1 of this Minute of Variation, have the meanings ascribed to them in the Lease.

1.3 Interpretation

In this Minute of Variation

1.3.1 words importing any gender shall include the other genders, words importing the singular number shall include the plural number and vice versa and words denoting natural persona shall include incorporated bodies and vice versa;

1.3.2 the headings to clauses and sub-clauses are for ease of reference only and shall be disregarded in the construction or interpretation of this Minute of Variation; and

1.3.3 reference to a numbered clause or sub-clause without further amplification are references to the clause or sub-clause of this Minute of Variation so numbered.

2 Recitals

2.1 The Landlords are entitled to the landlords interest in the Lease.

2.2 The Tenants are entitled to the tenant's interest in the Lease.

2.3 The Premises is leased to the Tenants on the terms and conditions of the Lease.

2.4 The Parties have agreed to vary the terms of the Lease.

3 Variations

Therefore it is contracted and agreed between the Parties that the Lease is varied with effect from the Effective date as follows:

Rent

3.1 the annual rent payable by the Tenants from and after 15 August 2022 will be EIGHTY ONE THOUSAND NINE HUNDRED POUNDS (£81,000) Sterling per annum exclusive of value added tax;

3.2 for the avoidance of doubt the said annual rent will be exclusive of rates, service charge and VAT (which will continue to be payable by the Tenants to the Landlords in accordance with the terms of the Lease) but will be inclusive of car parking charges; and

Registers of Scotland

3

3.3 notwithstanding Clause 3.1 above, the said annual rent will not be payable by the Tenants for the period from and including 15 August 2022 to and including 14 November 2022.

Term

3.4 the term of the Lease will be extended such that the Varied Lease will continue for a further period of live years from and including 15 August 2022 until and including 14 August 2027;

3.5 notwithstanding Clause 3.4 above, the Tenants are entitled to terminate the Varied Lease on 14 August 2025 on giving to the Landlords not less than nine months' prior written notice, time being of the essence; and

3.6 if the Tenants terminate the Lease in accordance with Clause 3.5 above, within 20 Working Days after 14 August 2025 the Landlords will refund to the Tenants all of the Rents paid by the Tenants which relate to the period after 14 August 2025.

4 Confirmation

4.1 The Tenants undertake that they will observe and perform the obligations and conditions on the part of the Tenants contained or referred to in the Varied Lease.

4.2 The Landlords undertakes that they will observe and perform the obligations and conditions on the part of the Landlords contained or referred to in the Varied Lease.

4.3 The Parties agree that the Landlords' right of irritancy contained in the Lease will also be exercisable in the event of any breath or non-observance by the Tenants of their obligations under the Varied Lease.

4.4 Except to the extent expressly provided in this Minute of Variation, the Lease is not varied by this Minute of Variation.

5 Costs

The Tenants and the Landlords shall each bear their own legal fees and other outlays in connection with this Minute of Variation but the Tenants shall pay any Land and Buildings Transaction Tax payable hereon and the costs of registration thereof in the Books of Council and Session and of obtaining two extracts, one of for each of the Tenants and the Landlords.

Registers of Scotland

4

6 Contract (Third Party Rights) (Scotland) Act 2017

This Minute of Variation does not create any rights in favour of third parties under the Contract (Third Party Rights) (Scotland) Act 2017 to enforce or otherwise invoke any provision of this Minute of Variation.

7 Registration

The Parties hereto consent to registration of this Minute of Variation for preservation and execution. This Minute of Variation is executed as follows and is delivered for the purposes of the Legal Writings (Counterparts and Delivery) (Scotland) Act 2015 on the date set out on page 1 of this document:

FOR THE LANDLORDS, FOR AND ON BEHALF Of THE SAID CUSTODIAN REIT PLC BY CUSTODIAN CAPITAL LIMITED, ATTORNEY, PURSUANT TO POWER OF ATTORNEY BY CUSTODIAN REIT PLC DATES 16 NOVEMBER 2020.

/s/ Jaskiran Kauryait /s/ Edward Moore

signature of witness signature of director/authorised signatory

Jaskiran Kauryait Edward Moore

full name of above (print) full name of above (print)

1 NEW WALK PLACE 24.8.22

date of signing

LEICESTER

LEI 6RU LEICESTER

address of witness place of signing

/s/ Jaskiran Kauryait /s/ Richard James Shepherd-Cross

signature of witness signature of director/authorised signatory

Jaskiran Kauryait Richard James Shepherd-Cross

full name of above (print) full name of above (print)

1 NEW WALK PLACE 25.8.22

date of signing

LEICESTER

LEI 6RU LEICESTER

address of witness place of signing

Registers of Scotland

5

FOR THE TENANTS, FOR AND ON BEHALF OF THE SAID NUCANA PLC

________________ ________________

signature of witness signature of director/authorised signatory

________________ ________________

full name of above (print) full name of above (print)

________________ ________________

date of signing

________________

________________ ________________

address if witness place of signing

Registers of Scotland

For the purposes of the Legal Writings (Counterparts and Delivery) (Scotland) Act 2015, this document is delivered on 27 October 2022

MINUTE OF VARIATION

between

CUSTODIAN REIT PLC, a company incorporated under the Companies Acts (company number 08863271) and having its registered office address at 1 New Walk Place, Leicester, United Kingdom, LE1 6RU

NUCANA PLC, a company incorporated under the Companies Acts (company number 03308778) and having its registered office at 77-78 Cannon Street, London, England, EC4N 6AF

1 Definitions/interpretation

1.1 definitions

In this Minute of Variation:

1.1.1 "Effective Date" means 14 AUgust 2022 (notwithstanding the date of delivery of this Minute of Variation);

1.1.2 "Landlords" means the said Custodian Reit plc and, in substitution therefor, any person succeeding to their Interest under the Lease;

1.1.3 "Parties" means the Landlords and the Tenants and "Party" refers to either of them as the context requires;

1.1.4 "Lease" means the lease between Drum Income Plus Limited and Nucana Plc dated 7 and 21 September and registered in the Books of Council and Session on 28 September, all 2017 as amended and or varied from time to time;

1.1.5 "Premises" means the subjects known as Suite 2 (East), 2nd Floor, Lochside House, 3 Lochside Way, Edinburgh Park as more particularly described in the Lease;

1.1.6 "Tenants" means the said Nucane pIc and, in substitution therefor, any person succeeding to their interest under the Lease; and

1.1.7 “Varied Lease" Means the Lease as varied by this Minute of Variation.

Registers of Scotland

1.2 Lease Definitions

Capitalised terms in this Minute of Variation will, unless otherwise defined in Clause 1.1 of this Minute of Variation, have the meanings ascribed to them in the Lease.

1.3 Interpretation

In this Minute of Variation:

1.3.1 words importing any/gender shall include the other genders, words importing the singular number shall include the plural number and vice versa and words denoting natural persons shall include incorporated bodies and vice versa;

1.3.2 the headings to clauses and sub-clauses are for ease of reference only and shall be disregarded in the construction or interpretation of this Minute of Variation; and

1.3.3 references to a numbered clause or sub-clause without further amplification are references to the clause or sub-clause of this Minute of Variation so numbered.

2 Recitals

2.1 The Landlords are entitled to the landlord’s interest in the Lease.

2.2 The Tenants are entitled to the tenant's interest in the Lease.

2.3 The Premises is leased to the Tenants on the terms and conditions of the Lease.

2.4 The Parties have agreed to vary the terms of the Lease.

3 Variations

Therefore it is contracted and agreed between the Parties that the Lease is varied with effect from the Effective Date as follows:

Rent

3.1 the annual rent payable by the Tenants from and after 15 August 2022 will be EIGHTY ONE THOUSAND NINE HUNDRED POUNDS (£81,900) Sterling per annum exclusive of value added tax;

3.2 for the avoidance of doubt the said annual rent will be exclusive of rates, service charge and VAT (Which will continue to be payable by the Tenants to the Landlords in accordance with the terms of the Lease) but will be inclusive of car parking charges; and

Registers of Scotland

3.3 notwithstanding Clause 31 above, the said annual rent will not be payable by the Tenants for the period from and including 15 August 2022 to and including 14 November 2022.

Term

3.4 the term of the Lease will be extended such that the Varied Lease will continue for a further period of five years from and including 15 August 2022 until and including 14 August 2027;

3.5 notwithstanding Clause 3.4 above; the Tenants are entitled to terminate the Varied Lease on 14 August 2025 on giving to the Landlords not less than nine months' prior written notice, time being of the essence; and

3.6 if the Tenants terminate the Lease in accordance with Clause 3.5 above, within 20 Working Days after 14 August 2025 the Landlords will refund to the Tenants all of the Rents paid by the Tenants which relate to the period after 14 August 2025.

4 Confirmation

4.1 The Tenants undertake that they will observe and perform the obligations and conditions on the part of the Tenants contained or referred to in the Varied Lease.

4.2 The Landlord undertakes that they will observe and perform the obligations and conditions on the part of the Landlords contained or referred to in the Varied Lease.

4.3 The Parties agree that the Landlords' right of irritancy contained in the Lease will also be exercisable in the event of any breach or non-observance by the Tenants of their obligations under the Varied Lease.

4.4 Except to the extent expressly provided in this Minute of Variation, the Lease is not varied by this Minute of Variation.

5 Costs

The Tenants and the Landlords shall each bear their own legal fees and other outlays in connection with this Minute of Variation but the Tenants shall pay any Land and Buildings Transaction Tax payable hereon and the costs of registration thereof in the Books of Council and Session and of obtaining two extracts, one of for each of the Tenants and the Landlords.

Registers of Scotland

6 Contract (Third Party Rights) (Scotland) Act 2017

This Minute of Variation does not create any rights in favour of third parties under the Contract (Third Party Rights) (Scotland) Act 2017 to enforce or otherwise invoke any provision of this Minute of Variation.

7 Registration

The Parties hereto consent to registration of this Minute of Variation for preservation and execution. This Minute of Variation is executed as follows and is delivered for the purposes of the Legal Writings (Counterparts and Delivery) (Scotland) Act 2015 on the date set out on page 1 of this document:

FOR THE LANDLORDS, FOR AND ON BEHALF OF THE SAID CUSTODIAN REIT PLC BY CUSTODIAN CAPITAL LIMITED, ATTORNEY, PURSUANT TO POWER OF ATTORNEY BY CUSTODIAN REIT PLC DATES 16 NOVEMBER 2020.

________________ ________________

signature of witness signature of director/authorised signatory

________________ ________________

full name of above (print) full name of above (print)

________________ ________________

date of signing

________________

________________ ________________

address if witness place of signing

________________ ________________

signature of witness signature of director/authorised signatory

________________ ________________

full name of above (print) full name of above (print)

________________ ________________

date of signing

________________

________________ ________________

address if witness place of signingsignature of witness

Registers of Scotland

FOR THE TENANTS, FOR AND ON BEHALF OF THE SAID NUCANA PLC

/s/ Moira Adamson /s/ Hugh Stephen Griffith

signature of witness signature of director/authorised signatory

Moira Adamson Hugh Stephen Griffith

full name of above (print) full name of above (print)

15 Fyvie Close 26th September 2022

date of signing

Auchterarder

Perthshire PH3 1FZ 3 Lochside Way, Edinburgh

address if witness place of signing

And the said Lords grant Warrant for lawful execution hereon

EXTRACTED by me having commission to the effect from the Keeper of the Registers of Scotland.